Exhibit 10.2

DATED                                                                2009

FOUR RIVERS BIOENERGY INC.

and

BF GROUP FINANCE SPV LIMITED

__________________________________________________________________

LOAN AGREEMENT

__________________________________________________________________

Brabners Chaffe Street LLP

55 King Streete

Manchester

M2 4LQ

(Ref: AJH/JKP)

Contents
Clause

1.	Interpretation	1
2.	Agreement to Lend Principal	2
3.	Payment Of Principal, Interest And Costs	2
4.	Borrower’s Representations And Warranties	4
5.	Confidentiality And Announcements	4
6.	Assignment	4
7.	Third Party Rights	5
8.	Severance	5
9.	Variation And Waiver	5
10.	Time And Indulgence	5
11.	Costs	6
12.	Whole Agreement	6
13.	Notices	6
14.	Further Assurance	7
15.	Counterparts	7
16.	Governing Law And Jurisdiction	7

THIS AGREEMENT is dated the                 day of                          2009

BETWEEN:

(1)

FOUR RIVERS BIOENERGY INC., a corporation incorporated under the laws of the state of Nevada, USA, whose principal place of business is at 1637 Shar-Cal Road, PO Box 1056, Calvert City, Kentucky 42029, USA (Lender); and

(2)

BF GROUP FINANCE SPV LIMITED, a company registered in England and Wales under number 6854366 whose registered office is at 20-22 Bedford Row, London, WC1R 4JS (Borrower)

RECITAL:

The Lender has agreed to lend the Principal to the Borrower on, and subject to, the terms of this agreement.

IT IS AGREED THAT:

1.

Interpretation

1.1

The definitions and rules of interpretation in this clause apply in this agreement.

Business Day:

a day (other than a Saturday, Sunday or public holiday) when clearing banks in the City of London are open for the transaction of normal banking business;

Enforcement Costs:

all costs, charges, expenses and liabilities paid or incurred by the Lender (whether directly or indirectly) in connection with any proceedings and other action in connection with the enforcement or any breach of this agreement and (whether against the Borrower or otherwise) with the enforcement, preservation and protection or any breach of any associated or collateral security (including all legal and other professional costs and fees and disbursements and VAT on them);

Default Interest Rate:

2% above the base rate of Barclays Bank plc from time to time or, should that rate cease to exist, 2% above the Bank of England base rate from time to time;

Principal:

the sum of three hundred thousand pounds sterling (£300,000);

Redemption Date:

the earlier of:-

(a)

the date on which Completion (as defined in the Subscription and Shareholders’ Agreement) takes place; and

(b)

immediately prior to the payment of any dividend or the making of any other distribution by TopCo;

Subscription and Shareholders’

the Subscription and Shareholders’ Agreement relating to TopCo

Agreement:

proposed to be entered into on the date of this agreement between (1) BlueCrest Strategic Limited (2) Elettra Sviluppo S.R.L. (3) Four Rivers Bioenergy Inc. and (4) TopCo;

TopCo:

BF Group Holdings Limited (Company number 6831250);

VAT:

value added tax or any other tax of a similar nature and, unless otherwise expressly stated, all references to sums payable by the Borrower are exclusive of VAT.

1.2

Clause headings shall not affect the interpretation of this agreement.

1.3

A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person’s legal and personal representatives, successors and permitted assigns.

1.4

A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.5

Words in the singular shall include the plural and vice versa.

1.6

A reference to one gender shall include a reference to the other genders.

1.7

A reference to a statute, statutory provision or subordinated legislation is a reference to it as it is in force from time to time, taking account of any amendment or re-enactment provided that, as between the parties, no such amendment or re-enactment shall apply for the purposes of this agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party.

1.8

Any reference to an English legal term for any action, remedy, method of judicial proceeding, legal document, legal status or legal concept is, in respect of any jurisdiction other than England and Wales, deemed to include what most nearly approximates in that jurisdiction to the English legal term.

1.9

A reference to writing or written includes faxes but not e-mail.

1.10

Any obligation in this agreement on a person not to do something includes an obligation not to agree or allow that thing to be done.

1.11

A reference to a document is a reference to that document as varied or novated at any time.

1.12

Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.13

References to clauses are to the clauses of this agreement.

1.14

References to times of day are to that time in London, England and references to a day are to a period of 24 hours running from midnight.

1.15

Unless the context otherwise requires, the expressions Borrower and Lender include their respective successors and assigns (whether immediate or derivative).

1.16

£ denotes the lawful currency of the United Kingdom.

2.

Agreement To Lend Principal

The Lender agrees with the Borrower to lend the Principal to the Borrower upon the terms, conditions and provisions of this agreement.

3.

Payment Of Principal, Default Interest And Costs

3.1

In consideration of the Principal paid by the Lender to the Borrower (receipt of which the Borrower acknowledges), the Borrower undertakes with the Lender as set out in this clause 3.

3.2

Repayment Of Principal

The Borrower undertakes with the Lender to repay the Principal to the Lender, free from any legal or equitable right of set-off, on the Redemption Date or, if earlier, immediately on demand if:

3.2.1

the Borrower fails to comply in any material way with any  term, condition, covenant or provision of or fails to perform in any material way any of its obligations or liabilities contained in this agreement or any associated; or

3.2.2

any representation or warranty set out in clause 4 is or becomes incorrect; or

3.2.3

any judgment or order made against the Borrower by any court is not complied with within 14 days; or

3.2.4

the property of the Borrower becomes subject to any forfeiture or execution, distress, sequestration or other form of process; or

3.2.5

a mortgagee takes possession of or exercises or seeks to exercise any power of sale or of an appointment of a receiver in relation to any property of the Borrower; or

3.2.6

the Borrower ceases or threatens to cease to carry on, or disposes or threatens to dispose of, its business or assets or a material part of its business or assets; or

3.2.7

the Borrower makes a proposal for a voluntary arrangement under the Insolvency Act 1986 or enters, or seeks to enter, into any other form of composition or arrangement with its creditors whether in whole or in part; or

3.2.8

the Borrower becomes subject to a notice of an intended appointment of an administrator or an application is made to any court or any meeting of directors or members is called with a view to the Borrower or any surety entering into administration; or

3.2.9

an administrative receiver is appointed in respect of the whole or any part of the undertaking of the Borrower; or

3.2.10

a petition is presented in any court or a meeting is convened for the purpose of considering a resolution for the winding up of the Borrower (except in the case of a reconstruction or amalgamation that has the previous approval in writing of the Lender).

3.3

Early Repayment Of Principal

Notwithstanding the provisions of clause 3.2, the Borrower may, at any time, repay the Principal, or so much of it as may be owing, on giving to the Lender at least one month’s prior written notice subject to the Borrower, at the same time, also paying or discharging all other obligations and liabilities due or owing by the Borrower or any surety to the Lender under this agreement or under the terms of any security associated with or collateral to it.

3.4

Interest

Subject to the remainder of this clause 3, the Borrower shall not be required to pay to the Lender interest on the Principal.

3.5

Payment Of Enforcement Costs

The Borrower undertakes with the Lender to pay to the Lender on demand, and on a full and unlimited indemnity basis, all Enforcement Costs together with interest from the date when the Lender becomes liable for them until payment by the Borrower at the Default Interest Rate, such interest to be payable on demand and as well after as before any demand or judgment or the administration or liquidation of the Borrower.

3.6

Costs Included

For the avoidance of doubt and without prejudice to the provisions of clause 3.5, the Borrower's liability under that clause to pay any Enforcement Costs and interest on them shall not be limited  only to those costs, charges, expenses and liabilities that would otherwise be allowable on the taking of an account between a mortgagor and a mortgagee but shall be as provided for by the terms of that clause.

4.

Borrower’s Representations And Warranties

4.1

The Borrower represents and warrants to the Lender as set out in this clause 4.

4.2

No Contravention Of Other Liabilities

The execution of and the observance and performance of the Borrower's obligations under this agreement do not and will not contravene any charge, mortgage, lease, loan facility or other agreement relating to the Borrower.

4.3

No Contravention Of Constitution

The execution of and the observance and performance of the Borrower's obligations under this agreement do not and will not contravene any of the provisions of its constitution.

5.

Confidentiality And Announcements

5.1

Except as provided elsewhere in this agreement, and excluding any information which is in the public domain (other than through the wrongful disclosure of either party), or which either party is required to disclose by law or by the rules of any regulatory body to which it is subject, each party agrees to keep secret and confidential and not to use, disclose or divulge to any third party (other than that party’s professional advisers):

5.1.1

any confidential information relating to the other party; or

5.1.2

any information relating to the negotiation, provisions or subject matter of this agreement (or any document referred to in it).

5.2

Except in accordance with clause 5.3 or with the prior written consent of the other party, neither party shall make any public announcement or issue a press release or respond to any enquiry from the press or other media that concerns or relates to this agreement or its subject matter or any ancillary matter.

5.3

Notwithstanding clause 5.2, either party may make or permit to be made an announcement concerning or relating to this agreement, its subject matter or any ancillary matter if and to the extent required by:

5.3.1

law; or

5.3.2

any securities exchange on which its or any member of its group’s securities are listed or traded; or

5.3.3

any regulatory or governmental or other authority with relevant powers to which it or any member of its group is subject or submits, whether or not the requirement has the force of law.

6.

Assignment

6.1

This agreement is personal to the parties and neither party shall:

6.1.1

assign any of its rights under this agreement; or

6.1.2

transfer any of its obligations under this agreement; or

6.1.3

sub-contract or delegate any of its obligations under this agreement; or

6.1.4

charge or deal in any other manner with this agreement or any of its rights or obligations under it.

6.2

Any purported assignment, transfer, sub-contracting, delegation, charging or dealing in contravention of clause 6.1 shall be ineffective.

7.

Third Party Rights

This agreement does not confer any rights on any person that is not a party to this agreement pursuant to the Contracts (Rights of Third Parties) Act 1999.

8.

Severance

8.1

If any provision of this agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force.

8.2

If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted or modified, that provision shall apply with whatever modification is necessary to give effect to the commercial intention of the parties.

9.

Variation And Waiver

9.1

A variation of this agreement shall only be valid if it is in writing and signed by both of the parties.

9.2

Any waiver of any right under this agreement shall only be effective if it is in writing and it shall apply only to the circumstances for which it is given and shall not prevent the party who has given the waiver from subsequently relying on the provision it has waived.

9.3

No failure to exercise or delay in exercising any right or remedy provided under this agreement or by law shall constitute a waiver of such right or remedy or shall prevent any future exercise in whole or in part thereof.

9.4

No single or partial exercise of any right or remedy under this agreement shall preclude or restrict the further exercise of any such right or remedy.

9.5

Unless specifically provided otherwise, rights arising under this agreement are cumulative and do not exclude rights provided by law.

10.

Time And Indulgence

The Lender may, at any time or times, without discharging or diminishing or in any way prejudicing or affecting this agreement or any associated or collateral security or any right or remedy of the Lender under this agreement or any associated or collateral security, grant to the Borrower, or to any other person, time, indulgence, further credit, loans or advances, or enter into any arrangement or variation of rights or, either in whole or in part, release, abstain from perfecting or enforcing, or neglect or fail to perfect or enforce any remedies, securities, guarantees or rights which it may now or subsequently have from or against the Borrower or any other person.

11.

Costs (other than Enforcement Costs)

Subject to clause 3.5, all costs and expenses in connection with the negotiation, preparation, execution and performance of this agreement, and any documents referred to in it, shall be borne by the party that incurred the costs.

12.

Whole Agreement

12.1

This agreement and the documents referred to or incorporated in it or executed contemporaneously with it constitute the whole agreement between the parties relating to the subject matter of this agreement, and supersede any previous arrangement, understanding or agreement between them relating to the subject matter that they cover.

12.2

Nothing in this clause 12 operates to exclude or limit any liability for fraud.

13.

Notices

13.1

A notice given under this agreement:

13.1.1

shall be in writing;

13.1.2

shall be sent for the attention of the person, and to the address or fax number, given in this clause 13 (or such other address, fax number or person as the relevant party may notify to the other party in accordance with this clause); and

13.1.3

shall be:

13.1.3.1

delivered personally; or

13.1.3.2

sent by fax; or

13.1.3.3

sent by pre-paid first-class post or recorded delivery; or

13.1.3.4

(if the notice is to be served by post outside the country from which it is sent) sent by airmail.

13.2

The addresses for service of notice are:

13.2.1

Lender

Address: Halifax House, Falcon Court, Westland Way, Stockton-On-Tees, TS18 3TS

For the attention of: Stephen Padgett

Fax number: : +44 (0) 161 241 5365

13.2.2

Borrower

Address: West Sleekburn, Bedlington, Northumberland NE22 7BT

Fax number: +44 1670 850 571

Copy to both:

BlueCrest Capital Management LLP, 40 Grosvenor Place, London SW1X 7AW.

For the attention of: Ian Berry

Paul Dehadray, General Counsel, BlueCrest Capital Management LLP, 40 Grosvenor Place, London SW1X 7AW

Fax number: +44 20 3180 3011

13.3

A notice shall be deemed to have been received:

13.3.1

if delivered personally, at the time of delivery; or

13.3.2

in the case of fax, at the time of transmission; or

13.3.3

in the case of pre-paid first-class post or recorded delivery, 48 hours from the date of posting; or

13.3.4

in the case of airmail, five days from the date of posting; or

13.3.5

if deemed receipt under the previous paragraphs of this clause 13.3 is not within business hours (meaning 9.00 am to 5.00 pm Monday to Friday on a day that is a Business Day), when business next starts in the place of deemed receipt.

13.4

To prove service, it shall be sufficient to prove that the notice was transmitted by fax to the fax number of the party or, in the case of post, that the envelope containing the notice was properly addressed and posted.

14.

Further Assurance

Each party shall promptly execute and deliver all such documents, and do all such things, as the other party may from time to time reasonably require for the purpose of giving full force and effect to the provisions of this agreement.

15.

Counterparts

This agreement may be executed in any number of counterparts, each of which is an original and which, when executed and delivered, shall be an original and which together shall have the same effect as if each party had executed and delivered the same document.

16.

Governing Law And Jurisdiction

16.1

This agreement and any dispute or claim arising out of or in connection with it or its subject matter (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England s.

16.2

The parties irrevocably agree that the courts of England shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter (including non-contractual disputes or claims).

AS WITNESS the hands of the parties or their duly authorised representatives the date first above written

Signed by ………………………	)
a duly authorised director for and on behalf of FOUR RIVERS BIOENERGY INC.	) )
Signed by ………………………	)
a duly authorised director for and on behalf of BF GROUP FINANCE SPV LIMITED	) )